UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
PEBBLEBROOK HOTEL TRUST
(Exact name of registrant as specified in its charter)

Maryland	27-1055421

(State of incorporation or organization)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Suite 1530 Bethesda, Maryland	20814

(Address of principal executive offices)	(Zip Code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share	New York Stock Exchange

If this form relates to the
registration of a class of
securities pursuant to Section 12(b)
of the Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following
box. ☑

If this form relates to the
registration of a class of
securities pursuant to Section 12(g)
of the Exchange Act and is effective
pursuant to General Instruction
A.(d), please check the following
box. ☐

Securities Act registration statement file number to which this form relates (if applicable): File No. 333-173468
Securities registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     The description of the Registrant’s 8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share, contained under the caption “Description of Shares of Beneficial Interest” set forth in the Registrant’s Registration Statement on Form S-3 (File No. 333-173468), which became effective upon filing with the Securities and Exchange Commission on April 13, 2011, and under the heading “Description of the Series B Preferred Shares” in the Registrant’s Prospectus Supplement thereto, dated September 14, 2011 and filed pursuant to Rule 424(b) on September 15, 2011, is hereby incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Description
3.1	Declaration of Trust, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 2, 2011 (File No. 001-34571)).

3.2†	Articles Supplementary to the Declaration of Trust of the Registrant designating the 8.00% Series B Cumulative Redeemable Preferred Shares, $0.01 par value per share.

3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on July 13, 2010 (File No. 333-168078)).

†	Filed herewith

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PEBBLEBROOK HOTEL TRUST
Date: September 19, 2011	By:	/s/ Raymond D. Martz
		Name:	Raymond D. Martz
		Title:	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Declaration of Trust, as amended, of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on August 2, 2011 (File No. 001-34571)).

3.2†	Articles Supplementary to the Declaration of Trust of the Registrant designating the 8.00% Series B Cumulative Redeemable Preferred Shares, $0.01 par value per share.

3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 filed on July 13, 2010 (File No. 333-168078)).

†	Filed herewith

3